Exhibit 99.2

DCT INDUSTRIAL

SUPPLEMENTAL REPORTING PACKAGE

THIRD QUARTER | 2016

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	national, international, regional and local economic conditions;

•	the general level of interest rates and the availability of capital;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	decreased rental rates or increasing vacancy rates;

•	defaults on or non-renewal of leases by tenants;

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	the timing of acquisitions, dispositions and development;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	energy costs;

•
the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the consequences of future terrorist attacks or civil unrest;

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.
In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

Third Quarter 2016 Supplemental Reporting Package	Page 2

Consolidated Statements of Operations (unaudited, amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES:
Rental revenues	$99,933	$88,092	$289,507	$264,269
Institutional capital management and other fees	341	333	1,039	1,134
Total revenues	100,274	88,425	290,546	265,403

OPERATING EXPENSES:
Rental expenses	8,795	8,900	27,830	27,456
Real estate taxes	15,074	14,056	44,729	42,082
Real estate related depreciation and amortization	40,273	39,431	120,244	116,876
General and administrative	7,370	7,720	20,990	24,912
Impairment losses	—	371	—	371
Casualty gain	(2,440)	—	(2,278)	—
Total operating expenses	69,072	70,478	211,515	211,697
Operating income	31,202	17,947	79,031	53,706

OTHER INCOME (EXPENSE):
Development profit, net of taxes	—	—	—	2,627
Equity in earnings of unconsolidated joint ventures, net	1,164	4,493	2,983	6,336
Gain on dispositions of real estate interests	—	—	43,052	41,086
Interest expense	(15,773)	(13,078)	(47,830)	(40,591)
Interest and other income (expense)	18	(42)	581	(71)
Income tax expense and other taxes	(222)	(241)	(510)	(712)
Consolidated net income of DCT Industrial Trust Inc.	16,389	9,079	77,307	62,381
Net income attributable to noncontrolling interests	(829)	(622)	(3,938)	(6,882)
Net income attributable to common stockholders	15,560	8,457	73,369	55,499
Distributed and undistributed earnings allocated to participating securities	(163)	(166)	(497)	(510)
Adjusted net income attributable to common stockholders	$15,397	$8,291	$72,872	$54,989

NET EARNINGS PER COMMON SHARE:
Basic	$0.17	$0.09	$0.81	$0.62
Diluted	$0.17	$0.09	$0.81	$0.62

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	90,250	88,207	89,464	88,162
Diluted	90,723	88,526	89,906	88,472

Third Quarter 2016 Supplemental Reporting Package	Page 3

Consolidated Balance Sheets (amounts in thousands)

	September 30, 2016	December 31, 2015
ASSETS:	(unaudited)
Operating properties	$4,077,582	$3,791,721
Properties under development	141,331	242,906
Properties in pre-development	34,817	41,313
Properties under redevelopment	58,617	56,943
Land held	7,698	7,698
Total investment in properties	4,320,045	4,140,581
Less accumulated depreciation and amortization	(809,408)	(742,980)
Net investment in properties	3,510,637	3,397,601
Investments in and advances to unconsolidated joint ventures	93,854	82,635
Net investment in real estate	3,604,491	3,480,236
Cash and cash equivalents	7,073	18,412
Restricted cash	2,417	31,187
Straight-line rent and other receivables, net	76,803	60,357
Other assets, net	23,244	15,964
Assets held for sale	10,138	26,199
Total assets	$3,724,166	$3,632,355

LIABILITIES AND EQUITY:
Accounts payable and accrued expenses	$106,039	$108,788
Distributions payable	27,575	26,938
Tenant prepaids and security deposits	31,772	29,663
Other liabilities	40,177	18,398
Intangible lease liabilities, net	21,126	22,070
Line of credit	—	70,000
Senior unsecured notes	1,351,537	1,276,097
Mortgage notes	204,102	210,375
Liabilities related to assets held for sale	365	869
Total liabilities	1,782,693	1,763,198
Total stockholders’ equity	1,837,761	1,751,984
Noncontrolling interests	103,712	117,173
Total liabilities and equity	$3,724,166	$3,632,355

Third Quarter 2016 Supplemental Reporting Package	Page 4

Funds From Operations ("FFO") (unaudited, amounts in thousands, except per share and unit data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$15,560	$8,457	$73,369	$55,499
Adjustments:
Real estate related depreciation and amortization	40,273	39,431	120,244	116,876
Equity in earnings of unconsolidated joint ventures, net	(1,164)	(4,493)	(2,983)	(6,336)
Equity in FFO of unconsolidated joint ventures(1)	2,503	2,441	7,321	7,424
Impairment losses on depreciable real estate	—	371	—	371
Gain on dispositions of real estate interests	—	—	(43,052)	(41,086)
Gain on dispositions of non-depreciable real estate	—	—	—	18
Noncontrolling interest in the above adjustments	(1,908)	(1,897)	(4,005)	(4,086)
FFO attributable to unitholders	2,343	2,119	6,786	6,214
FFO attributable to common stockholders and unitholders – basic and diluted(2)	57,607	46,429	157,680	134,894
Adjustments:
Acquisition costs	468	455	560	1,939
Hedge ineffectiveness (non-cash)	(967)	—	453	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$57,108	$46,884	$158,693	$136,833

FFO per common share and unit – basic	$0.61	$0.50	$1.68	$1.45
FFO per common share and unit – diluted	$0.61	$0.50	$1.67	$1.45

FFO, as adjusted, per common share and unit – basic	$0.60	$0.50	$1.69	$1.47
FFO, as adjusted, per common share and unit – diluted	$0.60	$0.50	$1.68	$1.47

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	90,250	88,207	89,464	88,162
Participating securities	582	614	561	604
Units	3,797	4,217	4,023	4,257
FFO weighted average common shares, participating securities and units outstanding – basic	94,629	93,038	94,048	93,023
Dilutive common stock equivalents	473	319	442	310
FFO weighted average common shares, participating securities and units outstanding – diluted	95,102	93,357	94,490	93,333

Reconciliation of net operating income ("NOI") to FFO:
NOI(3)(4)	$76,064	$65,136	$216,948	$194,731
Adjustments:
Equity in FFO of unconsolidated joint ventures(1)	2,503	2,441	7,321	7,424
Institutional capital management and other fees	341	333	1,039	1,134
Gain on dispositions of non-depreciable real estate	—	—	—	18
Casualty gain	2,440	—	2,278	—
Development profit, net of taxes	—	—	—	2,627
General and administrative expense	(7,370)	(7,720)	(20,990)	(24,912)
Interest expense	(17,813)	(17,297)	(55,478)	(52,644)
Capitalized interest expense	2,040	4,219	7,648	12,053
Interest and other income (expense)	18	(42)	581	(71)
Income tax expense and other taxes	(222)	(241)	(510)	(712)
FFO attributable to noncontrolling interests	(394)	(400)	(1,157)	(4,754)
FFO attributable to common stockholders and unitholders – basic and diluted(2)	57,607	46,429	157,680	134,894
Adjustments:
Acquisition costs	468	455	560	1,939
Hedge ineffectiveness (non-cash)	(967)	—	453	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$57,108	$46,884	$158,693	$136,833

(1)	Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See Definitions for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

(3)	See the reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(4)	Includes assets held for sale.

Third Quarter 2016 Supplemental Reporting Package	Page 5

Same Store Analysis (unaudited, amounts in thousands, except number of buildings)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
Same Store Analysis	2016	2015	Percentage Change	2016	2015	Percentage Change
Same Store Properties:(1)
Number of properties	366	366		348	348
Square feet as of period end	56,118	56,118		53,411	53,411
Average occupancy	95.7%	94.5%		95.7%	94.8%
Occupancy as of period end	96.0%	94.4%		96.6%	94.8%

Rental revenues	$86,320	$81,377	6.1%	$239,673	$231,380	3.6%
Rental expenses and real estate taxes	(21,252)	(20,916)	1.6%	(61,207)	(60,168)	1.7%
NOI(2)	65,068	60,461	7.6%	178,466	171,212	4.2%
Less: revenue from lease terminations	(249)	(1,184)	(79.0)%	(901)	(1,946)	(53.7)%
Add: early termination straight-line rent adjustment	30	348	(91.4)%	162	255	(36.5)%
NOI, excluding revenue from lease terminations(2)	$64,849	$59,625	8.8%	$177,727	$169,521	4.8%

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
Same Store Analysis (Cash Basis)	2016	2015	Percentage Change	2016	2015	Percentage Change
Rental revenues	$84,988	$79,721	6.6%	$234,585	$226,565	3.5%
Rental expenses and real estate taxes	(21,252)	(20,916)	1.6%	(61,201)	(60,168)	1.7%
Less: revenue from lease terminations	(249)	(1,184)	(79.0)%	(901)	(1,946)	(53.7)%
Add: early termination straight-line rent adjustment	30	348	(91.4)%	162	255	(36.5)%
Cash NOI, excluding revenue from lease terminations(2)	$63,517	$57,969	9.6%	$172,645	$164,706	4.8%

(1)	See Definitions for additional information.

(2)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

Third Quarter 2016 Supplemental Reporting Package	Page 6

Selected Financial Data (unaudited, amounts in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
NOI:
Rental revenues	$99,933	$88,092	$289,507	$264,269
Rental expenses and real estate taxes	(23,869)	(22,956)	(72,559)	(69,538)
NOI(1)	$76,064	$65,136	$216,948	$194,731

TOTAL CONSOLIDATED PROPERTIES:(2)
Square feet as of period end	65,656	65,774	65,656	65,774
Average occupancy	94.9%	89.0%	94.2%	90.0%
Occupancy as of period end	95.1%	89.3%	95.1%	89.3%

CONSOLIDATED OPERATING PROPERTIES:(2)
Square feet as of period end	64,683	61,960	64,683	61,960
Average occupancy	95.8%	94.7%	95.5%	95.0%
Occupancy as of period end	96.2%	94.5%	96.2%	94.5%

SUPPLEMENTAL CONSOLIDATED CASH FLOW AND OTHER INFORMATION:
Straight-line rent receivable (balance sheet)(2)	$66,902	$50,030	$66,902	$50,030
Straight-line rents – increase to revenue, net of related bad debt expense	$5,245	$918	$16,396	$4,362
Free rent	$4,932	$1,881	$16,288	$6,611
Revenue from lease terminations	$249	$1,184	$901	$2,396
Bad debt expense (recovery), excluding expense (recovery) related to straight-line rent receivable	$180	$128	$271	$(3)
Net amortization of below market rents – increase to revenue	$670	$748	$2,150	$2,290
Principal amortization	$1,692	$1,888	$5,001	$5,973
Capitalized interest	$2,040	$4,219	$7,648	$12,053
Non-cash interest expense(3)	$293	$840	$4,211	$2,796
Stock-based compensation amortization	$1,413	$1,342	$4,153	$3,882
NOI for properties sold during current quarter	$—	N/A	$—	N/A

CONSOLIDATED CAPITAL EXPENDITURES:
Development	$50,388	$54,747	$159,474	$113,691
Redevelopment	8,959	1,477	17,740	7,046
Due diligence	1,852	4,534	3,908	11,465
Casualty expenditures	178	1,875	1,142	2,077
Building and land improvements	5,000	5,469	10,008	10,808
Tenant improvements and leasing costs	8,262	10,199	30,569	28,484
Total capital expenditures	$74,639	$78,301	$222,841	$173,571

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)	Includes assets held for sale.

(3)	Includes $(1.0) million and $0.5 million of hedge ineffectiveness for the three and nine months ended September 30, 2016, respectively.

Third Quarter 2016 Supplemental Reporting Package	Page 7

Guidance (unaudited, dollar amounts in millions, except per share and unit data)

Guidance

	For the Nine Months Ended September 30, 2016	2016 Estimate
		Current Guidance		Previous Guidance
	Actual	Low	High	Low	High
Net earnings per common share – diluted	$0.81	$0.87	$0.91	$0.84	$0.90
FFO, as adjusted – diluted(1)	$1.68	$2.23	$2.25	$2.16	$2.22

Operating Metrics:(2)
Average consolidated operating occupancy	95.50%	95.50%	96.00%	95.25%	96.00%
Same store NOI growth – cash basis(3)	4.8%	5.40%	5.90%	4.50%	5.25%
Same store NOI growth – straight-line basis(3)	4.8%	5.40%	5.90%	4.75%	5.50%

Capital Deployment:
Development starts(4)	$147	$225	$250	$175	$275
Acquisitions(5)	$54	$75	$100	$50	$100

Capital Funding:
Dispositions	$109	$120	$130	$100	$150
Equity issuance	$81	$81	$81	$49	$49

General and administrative expense(6)	$20.43	$28.00	$28.75	$27.25	$28.75

Reconciliation of net earnings per share to FFO per common share and unit:
Net earnings per common share – diluted	$0.81	$0.87	$0.91	$0.84	$0.90
Adjustments:
Gains on disposition of real estate interest	(0.48)	(0.46)	(0.46)	(0.46)	(0.46)
Real estate related depreciation and amortization(7)	1.34	1.77	1.75	1.74	1.74
Noncontrolling interest in adjustments	0.00	0.03	0.03	0.02	0.02
FFO per common share and unit – diluted(8)	1.67	2.21	2.23	2.14	2.20
Adjustments:
Hedge ineffectiveness (non-cash) and acquisition costs	0.01	0.02	0.02	0.02	0.02
FFO, as adjusted, per common share and unit – diluted	$1.68	$2.23	$2.25	$2.16	$2.22

(1)	Excludes actual and any potential future acquisition costs and non-cash interest expense impact of hedge ineffectiveness.

(2)	Does not consider any potential future acquisitions or dispositions other than assets held for sale.

(3)	Actual and assumed amounts exclude revenue from lease terminations.

(4)	Represents our total projected GAAP investment for construction projects commenced during 2016.

(5)	Focus on value-add.

(6)	Excludes actual and potential future acquisition costs.

(7)	Includes proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.

(8)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Third Quarter 2016 Supplemental Reporting Package	Page 8

Components of Net Asset Value (unaudited, amounts in thousands)

Cash Net Operating Income ("Cash NOI")	For the Three Months Ended September 30, 2016
NOI(1)	$76,064
Less:
Revenue from lease terminations	(249)
Straight-line rents, net of related bad debt expense	(5,245)
Net amortization of below market rents	(670)
Cash NOI, excluding revenue from lease terminations(1)	69,900
Proportionate share of Cash NOI from unconsolidated joint ventures(2)	3,357
Proportionate share of Cash NOI relating to noncontrolling interests	(495)
Cash NOI attributable to common stockholders(1)	72,762

NOI adjustments to normalize Cash NOI:
Partial quarter adjustment for properties acquired(3)	454
Partial quarter adjustment for development and redevelopment properties stabilized(4)	959
Development and redevelopment properties not yet placed in operation	(94)
NOI adjustments, net	1,319
Proforma Cash NOI(1)	$74,081

Other income:
Institutional capital management fees	$341

Balance Sheet Items(5)	As of September 30, 2016
Other assets:
Cash and cash equivalents	$7,073
Restricted cash	2,417
Other receivables, net	9,936
Other tangible assets, net(6)	20,021
Development properties at book value	141,331
Properties in pre-development at book value(7)	34,817
Redevelopment properties at book value	58,617
Land held at book value	7,698
Total other assets	$281,910

Liabilities:
Line of credit	$—
Senior unsecured notes(8)	1,361,000
Mortgage notes(9)	194,445
DCT's proportionate share of debt related to unconsolidated joint ventures(10)	35,305
Accounts payable and accrued expenses	106,330
Distributions payable	27,575
Tenant prepaids and security deposits	31,846
Other tangible liabilities	40,177
Estimated liability to stabilize Q3 2016 building acquisitions, if applicable	1,198
Total liabilities	$1,797,876

Other information:(11)
Common shares outstanding at period end	90,882
Operating partnership units outstanding at period end	3,656

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Definitions for additional information.

(3)	Reflects Q3 2016 proforma Cash NOI adjustment required to reflect a full quarter's expected operations for assets acquired during the quarter.

(4)
Reflects three months of Proforma Cash NOI from development and redevelopment properties stabilized during the quarter, including our proportionate share of proforma Cash NOI from our unconsolidated joint venture, less Cash NOI generated during the quarter.

(5)	Includes assets held for sale.

(6)	Excludes goodwill of approximately $0.9 million and deferred loan costs, net of amortization of approximately $2.4 million.

(7)
Excludes our proportionate share of 144 acres of land available for development and 16 acres of land classified as pre-development for the future development of a 0.4 million square foot property at SCLA.

(8)	Excludes $2.0 million of discounts and $7.5 million of deferred loan costs, net of amortization.

(9)	Excludes $2.5 million of premiums, $0.3 million of deferred loan costs, net of amortization and $7.5 million of noncontrolling interests' share of consolidated debt.

(10)	Amount is determined as our share of debt related to unconsolidated joint ventures. See Definitions for additional information.

(11)	Excludes 0.6 million of participating securities and 0.5 million of potentially dilutive securities.

Third Quarter 2016 Supplemental Reporting Package	Page 9

Property Overview (unaudited)

As of September 30, 2016

Markets	Number of Buildings	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent (2) (3)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
CONSOLIDATED OPERATING:(4)		(in thousands)			(in thousands)
Atlanta	35	7,346	11.2%	93.2%	$22,273	$3.25	8.1%
Baltimore/Washington D.C.	19	2,308	3.5%	97.9%	15,559	6.89	5.6%
Charlotte	1	472	0.7%	100.0%	1,698	3.60	0.6%
Chicago	34	7,904	12.0%	94.7%	26,794	3.58	9.7%
Cincinnati	30	3,243	4.9%	97.0%	11,641	3.70	4.2%
Dallas	40	5,663	8.6%	98.2%	20,989	3.77	7.6%
Denver	7	969	1.5%	90.7%	4,081	4.64	1.5%
Houston	37	4,536	6.9%	94.6%	24,974	5.82	9.0%
Indianapolis	5	1,667	2.5%	74.2%	3,939	3.18	1.4%
Louisville	1	300	0.5%	79.2%	799	3.37	0.3%
Memphis	2	1,385	2.1%	100.0%	3,808	2.75	1.4%
Miami(5)	12	1,491	2.3%	97.8%	11,440	7.85	4.1%
Nashville	4	2,064	3.1%	100.0%	6,785	3.29	2.4%
New Jersey	8	1,313	2.0%	100.0%	7,940	6.05	2.9%
Northern California	28	4,039	6.2%	100.0%	24,409	6.05	8.8%
Orlando	21	1,962	3.0%	96.6%	8,246	4.35	3.0%
Pennsylvania	13	3,038	4.6%	96.6%	13,923	4.75	5.0%
Phoenix	25	2,616	4.0%	95.6%	11,301	4.52	4.1%
Seattle	28	3,582	5.5%	98.1%	20,349	5.79	7.4%
Southern California(5)	48	8,785	13.4%	99.0%	35,199	4.05	12.7%
Total/weighted average – operating properties	398	64,683	98.5%	96.2%	276,147	4.44	99.8%

DEVELOPMENT PROPERTIES:
Dallas	1	108	0.2%	66.7%	—	—	0.0%
Miami	1	95	0.1%	0.0%	—	—	0.0%
Seattle	1	152	0.2%	55.8%	446	5.24	0.2%
Total/weighted average – development properties	3	355	0.5%	44.2%	446	2.84	0.2%

REDEVELOPMENT PROPERTIES:
Chicago	1	103	0.2%	0.0%	—	—	0.0%
Northern California	1	297	0.4%	0.0%	—	—	0.0%
Seattle	1	103	0.2%	38.8%	—	—	0.0%
Southern California	1	115	0.2%	26.0%	N/A(6)	N/A(6)	0.0%
Total/weighted average – redevelopment properties	4	618	1.0%	11.3%	—	—	0.0%

Total/weighted average – consolidated properties	405	65,656	100.0%	95.1%	$276,593	$4.43	100.0%

See footnotes on next page.

Third Quarter 2016 Supplemental Reporting Package	Page 10

Property Overview (continued)

As of September 30, 2016

Markets	Number of Buildings	Percentage Owned(7)	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent(2)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
UNCONSOLIDATED OPERATING PROPERTIES:(8)			(in thousands)			(in thousands)
Southern California Logistics Airport(9)	7	50.0%	2,605	33.3%	99.9%	$10,021	$3.85	33.8%
Total/weighted average - unconsolidated operating properties	7	50.0%	2,605	33.3%	99.9%	10,021	3.85	33.8%

OPERATING PROPERTIES IN CO-INVESTMENT VENTURES:
Chicago	2	20.0%	1,033	13.2%	100.0%	4,629	4.48	15.6%
Cincinnati	1	20.0%	543	6.9%	100.0%	1,803	3.32	6.1%
Dallas	1	20.0%	540	6.9%	100.0%	1,779	3.30	6.0%
Denver	5	20.0%	773	9.9%	92.0%	3,852	5.42	13.0%
Louisville	3	10.0%	609	7.8%	74.3%	1,470	3.25	5.0%
Nashville	2	20.0%	1,020	13.1%	100.0%	2,840	2.78	9.6%
Orlando	2	20.0%	696	8.9%	100.0%	3,231	4.64	10.9%
Total/weighted average — co-investment operating properties	16	18.8%	5,214	66.7%	95.8%	19,604	3.92	66.2%
Total/weighted average —unconsolidated properties	23	29.2%	7,819	100.0%	97.2%	$29,625	$3.90	100.0%

(1)	Based on leases commenced as of September 30, 2016.

(2)	Annualized base rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of September 30, 2016, multiplied by 12.

(3)
Excludes total annualized base rent associated with tenants currently in free rent periods of $19.6 million, which includes our proportionate share of free rent from unconsolidated joint ventures and excludes free rent related to development and redevelopment properties not yet placed into operation or stabilized during the three months ended September 30, 2016, based on the first month of cash base rent.

(4)	Includes assets held for sale.

(5)	As of September 30, 2016, our ownership interest in the Miami and Southern California properties was 99.6% and 95.2%, respectively, based on our equity ownership weighted by square feet.

(6)	The lease is a short-term lease. The rental income is incidental revenue recognized as a reduction to our cost of redevelopment.

(7)	Percentage owned is based on equity ownership weighted by square feet.

(8)	See Definitions for additional information.

(9)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

Third Quarter 2016 Supplemental Reporting Package	Page 11

Consolidated Leasing Activity (unaudited)

Leasing Statistics(1)

	Number of Leases Signed	Square Feet Signed	Cash Basis Rent Growth	Straight-Line Basis Rent Growth	Weighted Average Lease Term(2)	Turnover Costs	Turnover Costs Per Square Foot
THIRD QUARTER 2016		(in thousands)			(in months)	(in thousands)
New	16	724	0.5%	12.2%	57	$3,873	$5.35
Renewal	31	2,523	7.1%	18.1%	50	3,406	1.35
Development and redevelopment	6	701	N/A	N/A	78	N/A	N/A
Total/Weighted Average	53	3,948	5.6%	16.8%	56	$7,279	$2.24
Weighted Average Retention	92.9%

YEAR TO DATE 2016
New	71	4,206	4.9%	14.1%	68	$20,609	$4.90
Renewal	105	6,903	8.6%	20.5%	54	11,183	1.62
Development and redevelopment	18	1,566	N/A	N/A	78	N/A	N/A
Total/Weighted Average	194	12,675	7.2%	18.2%	62	$31,792	$2.86
Weighted Average Retention	76.1%

FOUR QUARTERS ROLLING
New	94	5,160	4.4%	13.7%	68	$23,788	$4.61
Renewal	138	9,436	10.4%	24.2%	52	13,588	1.44
Development and redevelopment	26	3,833	N/A	N/A	96	N/A	N/A
Total/Weighted Average	258	18,429	8.4%	20.8%	66	$37,376	$2.56
Weighted Average Retention	76.7%

(1)	Excludes month-to-month and other short-term leases.

(2)	Assumes no exercise of lease renewal options, if any.

Third Quarter 2016 Supplemental Reporting Package	Page 12

Consolidated Lease Expirations (unaudited, amounts in thousands)

Lease Expirations for Consolidated Properties by Market(1)

	2016(2)		2017		2018
Markets	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)
Atlanta	90	1.3%	794	11.6%	348	5.1%
Baltimore/Washington D.C.	25	1.1%	309	13.7%	307	13.6%
Charlotte	—	0.0%	—	0.0%	—	0.0%
Chicago	188	2.5%	1,743	23.3%	469	6.3%
Cincinnati	43	1.4%	520	16.5%	774	24.6%
Dallas	39	0.7%	175	3.1%	1,088	19.3%
Denver	20	2.3%	162	18.4%	18	2.0%
Houston	4	0.1%	476	11.1%	508	11.8%
Indianapolis	45	3.6%	141	11.4%	24	1.9%
Louisville	—	0.0%	—	0.0%	38	16.0%
Memphis	—	0.0%	472	34.1%	—	0.0%
Miami	14	1.0%	62	4.3%	200	13.7%
Nashville	—	0.0%	—	0.0%	652	31.6%
New Jersey	—	0.0%	—	0.0%	191	14.5%
Northern California	12	0.3%	102	2.5%	412	10.2%
Orlando	87	4.6%	393	20.7%	204	10.8%
Pennsylvania	139	4.7%	—	0.0%	713	24.3%
Phoenix	—	0.0%	164	6.6%	722	28.9%
Seattle	59	1.6%	161	4.4%	137	3.8%
Southern California	75	0.9%	896	10.3%	262	3.0%
Total	840	1.3%	6,570	10.5%	7,067	11.3%

Lease Expirations for Consolidated Properties Summarized(1)

Year	Square Feet Related to Expiring Leases	Annualized Base Rent of Expiring Leases(4)	Percentage of Total Annualized Base Rent
2016(2)	840	$3,955	1.2%
2017	6,570	28,111	8.4%
2018	7,067	33,686	10.1%
2019	9,725	43,982	13.2%
2020	7,779	43,125	12.9%
Thereafter	30,454	181,344	54.2%
Total occupied	62,435	$334,203	100.0%
Available or leased but not occupied	3,221
Total consolidated properties	65,656

(1)	Assumes no exercise of lease renewal options, if any.

(2)	Includes month-to-month and other short-term leases.

(3)	Percentage is based on consolidated occupied square feet as of September 30, 2016.

(4)	Annualized based rent includes contractual rents in effect at the date of the lease expiration.

Third Quarter 2016 Supplemental Reporting Package	Page 13

Acquisition and Disposition Summary (unaudited)

For the Nine Months Ended September 30, 2016

	Property Name	Market	Size	Occupancy at Acquisition/Disposition	Occupancy at September 30, 2016
BUILDING ACQUISITIONS:			(building in sq. ft.)
August	Mt. Vernon Business Park (2 buildings)	Southern California	255,000	100.0%	100.0%
September	3550 Symmes Road	Cincinnati	301,000	59.9%	59.9%
September	2965 Commodore	Dallas	82,000	100.0%	100.0%
Total YTD Purchase Price – $42.5 million			638,000	81.1%	81.1%

LAND ACQUISITIONS:
May	DCT Miller Road	Dallas	17.5 acres
June	DCT Terrapin Commerce Center (2 land parcels)	Baltimore/Washington D.C.	23.1 acres
July	DFW Trade Center	Dallas	9.9 acres
August	DCT Summit Distribution Center (3 land parcels)	Denver	14.6 acres
Total YTD Land Purchase Price – $11.6 million			65.1 acres

BUILDING DISPOSITIONS:
Consolidated Properties
January	Bondesen Portfolio (3 buildings)	Houston	273,000	94.0%
January	10610 Freeport Drive	Louisville	506,000	100.0%
April	West Chicago Portfolio (4 buildings)	Chicago	829,000	100.0%
April	West Chicago - 1726 Blackhawk	Chicago	249,000	100.0%
June	440 Mission Street	Chicago	63,000	0.0%
June	3157 Corporate Ave.	Northern California	36,000	100.0%
Total YTD Sales Price – $108.6 million			1,956,000	95.9%

Unconsolidated Joint Ventures
September	6900 Riverport Drive	Louisville	126,000	32.7%
Total YTD Sales Price – $0.5 million(1)			126,000	32.7%

(1)	The sales price reflects our share of gross proceeds from the property sold by the unconsolidated joint venture.

Third Quarter 2016 Supplemental Reporting Package	Page 14

Development Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of September 30, 2016

							Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)		Q3-2016	Cumulative Costs at 9/30/2016	Projected Investment	Completion Date(2)	Percentage Leased(3)
Development Activities:
Stabilized in Q3 2016
DCT North Avenue Distribution Center	Chicago	20	1	350	100%		$2,575	$27,615	$28,013	Q3-2016	100%
SCLA Building 13B(4)	So. California	22	1	445	50%	(5)	7,318	17,704	20,322	Q3-2016	100%
	Total	42	2	795	72%		$9,893	$45,319	$48,335		100%
Projected Stabilized Yield(6)		7.4%

Development Projects in Lease Up
DCT Freeport West	Dallas	7	1	108	100%		$1,603	$9,658	$9,931	Q3-2016	100%
DCT Airport Distribution Center Building D	Orlando	6	1	95	100%		1,028	5,714	7,077	Q3-2016	0%
DCT Fife Distribution Center North	Seattle	9	1	152	100%		341	12,427	13,076	Q1-2016	100%
		22	3	355	100%		$2,972	$27,799	$30,084		73%

Under Construction
DCT North Satellite Distribution Center	Atlanta	47	1	549	100%		$8,846	$18,984	$29,831	Q1-2017	41%
DCT Central Avenue	Chicago	54	1	190	100%		3,685	29,395	60,598	Q2-2017	100%
DCT Stockyards Industrial Center	Chicago	10	1	167	100%		2,638	6,400	14,814	Q4-2016	0%
DCT Waters Ridge	Dallas	18	1	347	100%		3,729	17,022	18,208	Q4-2016	52%
DCT Commerce Center Phase II Building C	Miami	8	1	136	100%		2,434	10,317	14,721	Q4-2016	0%
DCT Arbor Avenue	No. California	40	1	796	100%		11,152	15,483	53,859	Q3-2017	0%
DCT White River Corporate Center Phase II North	Seattle	13	1	251	100%		5,242	15,931	21,127	Q4-2016	0%
	Total	190	7	2,436	100%		$37,726	$113,532	$213,158		25%

Total Projects in Lease Up and Under Construction		212	10	2,791	100%		$40,698	$141,331	$243,242		31%

Leased Pre-Development
DCT Commerce Center Phase II Building E	Miami	10	1	162	100%		$834	$6,343	$18,888	Q4-2017	83%
SCLA Building 18(7)	So. California	16	1	370	50%	(5)	360	1,154	17,510	Q2-2017	42%
		26	2	532	65%		$1,194	$7,497	$36,398		54%

Development Projects Moved to Operating
DCT Northwest Crossroads Logistics Centre II(8)	Houston	18	1	320	100%		$343	$22,343	$23,566	Q2-2015	100%

Total Projects Under Development		256	13	3,643	95%		$42,235	$171,171	$303,206		40%
Projected Stabilized Yield – Projects Under Development(6)		7.6%

Pre-Development
DCT Terrapin Commerce Center Buildings I & II	Baltimore/Washington D.C.	23			100%		$158	$6,784
DCT Miller Road	Dallas	18			100%		358	2,626
DCT DFW Trade Center	Dallas	10			100%		1,721	1,721
DCT Summit Distribution Center	Denver	15			100%		2,259	2,259
DCT Commerce Center Phase II Building D	Miami	8			100%		92	4,856
Seneca Commerce Center Phase I	Miami	14			90%		218	3,657
Seneca Commerce Center Phase II	Miami	11			90%		108	1,953
Seneca Commerce Center Phase III	Miami	11			90%		101	1,821
DCT Airport Distribution Center Building E	Orlando	6			100%		90	1,418
DCT Airport Distribution Center Building F	Orlando	6			100%		25	1,379
	Total	122					$5,130	$28,474

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-completion or estimated date of shell-completion.

(3)	Percentage leased is computed as of the press release date.

(4)
During September 2016, SCLA Building 13B, a 445,000 square foot building located in our SCLA unconsolidated joint venture was stabilized. The cumulative costs of $17.7 million represent the unconsolidated joint venture's cumulative costs and are not included in our “Operating properties” on our Consolidated Balance Sheets as of September 30, 2016.

(5)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

(6)	Yield computed on a GAAP basis including rents on a straight-line basis.

(7)
The property is located in our SCLA unconsolidated joint venture. The cumulative costs of $1.2 million represent the unconsolidated joint venture's cumulative costs and are not included in our “Properties in pre-development” on our Consolidated Balance Sheets as of September 30, 2016.

(8)	The property was 87% leased and 70% occupied at September 30, 2016.

Third Quarter 2016 Supplemental Reporting Package	Page 15

Redevelopment Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of September 30, 2016

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q3-2016	Cumulative Costs at 9/30/2016	Projected Investment	Completion Date(2)	Percentage Leased(3)
Consolidated Redevelopment Activities:
Stabilized in Q3 2016
2413 Prospect	Chicago	17	1	320	100%	$628	$20,700	$20,722	Q3-2015	100%
Projected Stabilized Yield(4)		6.3%
Redevelopment Projects in Lease Up
2201 Arthur Avenue	Chicago	5	1	103	100%	$906	$8,526	$9,239	Q3-2016	0%
5555 8th Street East	Seattle	6	1	103	100%	580	10,975	11,498	Q2-2016	39%
Total Redevelopment Projects In Lease Up		11	2	206	100%	$1,486	$19,501	$20,737		19%

Redevelopment Projects Under Construction
22290 Hathaway	No. California	12	1	297	100%	$6,574	$29,452	$32,111	Q4-2016	100%
10810 Painter Avenue	So. California	5	1	115	100%	33	9,664	12,655	Q2-2017	0%
Total Redevelopment Projects Under Construction		17	2	412	100%	$6,607	$39,116	$44,766		72%

Total Redevelopment Projects in Lease Up and Under Construction		28	4	618	100%	$8,093	$58,617	$65,503		54%
Projected Stabilized Yield – Projects Under Redevelopment(4)		6.3%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-completion or estimated date of shell-completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

Third Quarter 2016 Supplemental Reporting Package	Page 16

Indebtedness (unaudited, dollar amounts in thousands)

As of September 30, 2016

Description	Stated Interest Rate	Effective Interest Rate(1)	Maturity Date	Balance as of September 30, 2016
SENIOR UNSECURED NOTES:
2017 Notes, fixed rate	6.31%	6.31%	June 2017	$51,000
2018 Notes, fixed rate	5.62%	5.62%	June & August 2018	81,500
2019 Notes, fixed rate	4.97%	4.97%	August 2019	46,000
2020 Notes, fixed rate	5.43%	5.43%	April 2020	50,000
2021 Notes, fixed rate	6.70%	6.70%	June & August 2021	92,500
2022 Notes, fixed rate	4.61%	7.13%	August & September 2022	130,000
2023 Notes, fixed rate	4.62%	4.87%	August & October 2023	310,000
2024 Notes, fixed rate	3.75%	3.75%	August 2024	80,000
2026 Notes, fixed rate	3.92%	3.92%	August 2026	90,000
2028 Notes, fixed rate	4.02%	4.02%	August 2028	80,000
Premiums (discounts), net of amortization				(1,979)
Deferred loan costs, net of amortization				(4,823)
				1,004,198
MORTGAGE NOTES:
Fixed rate secured debt	6.01%	5.26%	April 2017 – August 2025	201,929
Premiums (discounts), net of amortization				2,498
Deferred loan costs, net of amortization				(325)
				204,102
BANK UNSECURED CREDIT FACILITIES:
Senior unsecured revolving credit facility(2)	1.53%	1.53%	April 2019	—
2017 Notes, variable rate(3)	1.63%	1.63%	April 2017	25,000
2020 Notes, variable rate(3)	1.63%	1.63%	April 2020	125,000
2022 Notes, fixed rate(4)	3.31%	3.31%	December 2022	200,000
Deferred loan costs, net of amortization				(2,661)
				347,339

Total carrying value of consolidated debt				$1,555,639

Fixed rate debt	4.80%	4.98%		90%
Variable rate debt	1.63%	1.63%		10%
Weighted average interest rate	4.50%	4.66%		100%

DCT PROPORTIONATE SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT(5)
Stirling Capital Investments (SCLA)				$35,305

Scheduled Principal Payments of Debt as of September 30, 2016 (excluding premiums, discounts and deferred loan costs)

Year	Senior Unsecured Notes	Mortgage Notes	Bank Unsecured Credit Facilities	Total
2016	$—	$1,720	$—	$1,720
2017	51,000	41,078	25,000	117,078
2018	81,500	6,747	—	88,247
2019	46,000	51,344	—	97,344
2020	50,000	71,933	125,000	246,933
2021	92,500	18,436	—	110,936
2022	130,000	3,116	200,000	333,116
2023	310,000	6,366	—	316,366
2024	80,000	739	—	80,739
2025	—	450	—	450
Thereafter	170,000	—	—	170,000
Total	$1,011,000	$201,929	$350,000	$1,562,929

(1)	Effective interest rate includes direct hedging costs (excludes hedge ineffectiveness) and mark-to-market adjustments.

(2)
The $400.0 million senior unsecured revolving credit facility matures April 8, 2019 and bears interest at a variable rate equal to LIBOR, plus a margin of between 0.875% to 1.55% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.55% per annum, depending on our public debt credit rating. There was $396.5 million available under the senior unsecured revolving credit facility, net of one letter of credit totaling $3.5 million as of September 30, 2016.

(3)
The senior unsecured $125.0 million and $25.0 million term loans mature April 8, 2020 and April 8, 2017, respectively. The senior unsecured term loans bear interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 0.90% to 1.75% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.75% per annum.

(4)
The senior unsecured $200.0 million term loan matures December 10, 2022 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 1.45% to 2.40% per annum or, at our election, an alternate base rate plus a margin of between 0.45% to 1.40% per annum. On December 11, 2015, we entered into a pay-fixed, receive-floating interest rate swap, which effectively fixes the interest rate on the term loan at 3.31% through maturity.

(5)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

Third Quarter 2016 Supplemental Reporting Package	Page 17

Capitalization, Dividend Yield and Fixed Charge Coverage Ratio (unaudited, amounts in thousands, except share price)

Capitalization at September 30, 2016

Description	Shares or Units(1)	Share Price	Market Value

Common shares outstanding	90,882	$48.55	$4,412,321
Operating partnership units outstanding	3,656	$48.55	177,499
Total equity market capitalization			4,589,820

Consolidated debt, excluding deferred loan costs of $7.8 million			1,563,448
Less: Noncontrolling interests’ share of consolidated debt(2)			(7,484)
Proportionate share of debt related to unconsolidated joint ventures(3)			35,305
DCT share of total debt			1,591,269
Total market capitalization			$6,181,089

DCT share of total debt to total market capitalization			25.7%

Common Stock Dividend Yield

	For the Three Months Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Dividend declared per common share	$0.29	$0.29	$0.29	$0.29	$0.28
Price per share	$48.55	$48.04	$39.47	$37.37	$33.66
Dividend yield – annualized	2.4%	2.4%	2.9%	3.1%	3.3%

Fixed Charge Coverage Ratio

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net income attributable to common stockholders	$15,560	$8,457	$73,369	$55,499
Interest expense	15,773	13,078	47,830	40,591
Proportionate share of interest expense from unconsolidated joint ventures(3)	276	317	827	970
Real estate related depreciation and amortization	40,273	39,431	120,244	116,876
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures(3)	1,097	1,203	3,295	3,637
Income tax expense and other taxes	222	241	510	712
Stock-based compensation	1,413	1,342	4,153	3,882
Noncontrolling interests	829	622	3,938	6,882
Non-FFO gain on dispositions of real estate interests	—	—	(43,052)	(41,068)
Impairment losses	—	371	—	371
Adjusted EBITDA	$75,443	$65,062	$211,114	$188,352

CALCULATION OF FIXED CHARGES:
Interest expense	$15,773	$13,078	$47,830	$40,591
Capitalized interest	2,040	4,219	7,648	12,053
Amortization of loan costs and debt premium/discount	(237)	184	(687)	276
Other non-cash interest expense(4)	(56)	(1,024)	(3,524)	(3,072)
Proportionate share of interest expense from unconsolidated joint ventures(3)	276	317	827	970
Total fixed charges	$17,796	$16,774	$52,094	$50,818

Fixed charge coverage ratio	4.2x	3.9x	4.1x	3.7x

(1)	Excludes 0.5 million of unvested Long-Term Incentive Plan Units, 0.1 million shares of unvested Restricted Stock and 0.1 million Phantom Shares outstanding as of September 30, 2016.

(2)	Amount includes the portion of consolidated debt related to properties in which there are noncontrolling ownership interests.

(3)	Amounts are determined based on our ownership share of such amounts from the unconsolidated joint ventures. See Definitions for additional information.

(4)	Includes $(1.0) million and $0.5 million of hedge ineffectiveness for the three and nine months ended September 30, 2016, respectively.

Third Quarter 2016 Supplemental Reporting Package	Page 18

Debt Covenants and Credit Ratings (unaudited)

Debt Covenant Summary as of September 30, 2016

Senior Unsecured Notes(1)	Covenant	Actual Ratio
Leverage ratio	< 55%	36.1%
Fixed charge coverage ratio	> 1.5 x	3.56 x
Secured debt leverage ratio	< 45%	6.0%
Unencumbered assets to unsecured debt	> 1.67 x	2.64 x

Bank Unsecured Credit Facilities(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	32.2%
Fixed charge coverage ratio	> 1.5 x	3.81 x
Secured debt leverage ratio	< 35%	4.9%

Bond Indentures(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	35.3%
Fixed charge coverage ratio	> 1.5 x	3.80 x
Secured debt leverage ratio	< 40%	4.5%
Unencumbered assets to unsecured debt	> 1.50 x	2.75 x

Credit Ratings

Agency	Rating
Moody's	Baa2 (Stable)
Standard & Poor's	BBB- (Positive)

(1)
Calculations are compiled in accordance with the note purchase agreement, credit agreement and bond indenture agreement, respectively, based upon definitions contained therein. The Company is not presenting these ratios and the related calculations for any purpose other than informational, and it is not intending for these measures to provide information to investors about the Company’s financial condition or results of operations.

Third Quarter 2016 Supplemental Reporting Package	Page 19

Investment in Unconsolidated Joint Ventures Summary (unaudited, dollar amounts in thousands)

Statement of Operations and Other Data

	For the Nine Months Ended September 30, 2016
	TRT-DCT JV III	JP Morgan	Stirling Capital Investments
Total rental revenues	$1,701	$17,085	$9,436
Rental expenses and real estate taxes	(452)	(4,208)	(1,481)
Depreciation and amortization	(808)	(7,203)	(3,611)
General and administrative expense	(7)	(594)	(691)
Operating income	434	5,080	3,653
Interest expense	—	—	(2,373)
Interest and other income (expense)	1,219	(18)	(5)
Net income	$1,653	$5,062	$1,275
Other Data:
Number of buildings	3	13	7
Square feet (in thousands)	609	4,605	2,605
Occupancy	74.3%	98.7%	99.9%
DCT ownership(1)	10.0%	20.0%	50.0%	(2)

Balance Sheet

	As of September 30, 2016
	TRT-DCT JV III	JP Morgan	Stirling Capital Investments
Total investment in properties	$22,115	$270,978	$130,054
Accumulated depreciation and amortization	(7,038)	(73,655)	(30,243)
Net investment in properties	15,077	197,323	99,811
Cash and cash equivalents	316	4,183	358
Other assets	606	4,690	2,135
Total assets	$15,999	$206,196	$102,304

Other liabilities	$555	$5,922	$4,102
Secure debt maturities – 2017	—	—	70,430	(3)
Secure debt maturities thereafter	—	—	8,768	(3)
Total secured debt	—	—	79,198
Total liabilities	555	5,922	83,300
Partners or members' capital	15,444	200,274	19,004
Total liabilities and partners or members' capital	$15,999	$206,196	$102,304

(1)	See Definitions for additional information.

(2)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

(3)
$70.6 million of debt, excluding $0.2 million of deferred loan costs, requires interest only payments through October 2017 and has a variable interest rate of LIBOR plus 2.2%. $8.8 million of debt is payable to DCT and requires principal and interest payments through November 2021 and has a fixed interest rate of 8.5%.

Third Quarter 2016 Supplemental Reporting Package	Page 20

Definitions

Adjusted EBITDA:
Adjusted EBITDA represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interests, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations. We use Adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

Annualized Base Rent:
Annualized Base Rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of period end, multiplied by 12.

Capital Expenditures:
Capital Expenditures include building and land improvements, development and redevelopment costs, Due Diligence Capital (defined below), casualty costs and tenant improvement. As required by GAAP, leasing costs required to maintain current revenues and/or improve real estate assets are capitalized.

Cash Basis Rent Growth:
Cash Basis Rent Growth is the percentage change in base rent due in the first month after the lease commencement date compared to the base rent of the last month prior to the termination of the lease. New leases where there were no prior comparable leases or materially different lease structures are excluded. Free rent periods are not considered.

Cash Net Operating Income (“Cash NOI”):
We calculate Cash NOI as NOI (as defined on next page) excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. See definition of NOI for additional information. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Cash NOI, Excluding Revenue From Lease Terminations:
See definition within Cash Net Operating Income above.

Due Diligence Capital:
Costs identified during due diligence required to bring an asset up to our property standards. These costs are generally incurred within 12 months of the acquisition date.

Effective Interest Rate:
Reflects the impact to interest rates of GAAP amortization of discounts/premiums and hedging transactions. These rates do not reflect the impact of facility or administrative fees, amortization of loan costs or hedge ineffectiveness.

Fixed Charge Coverage Ratio:
We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense. We consider Fixed Charge Coverage Ratio to be an appropriate supplemental measure of our ability to satisfy fixed financing obligations.

Funds From Operations (“FFO”):
DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

FFO, As Adjusted:
See definition within Funds From Operations above.

Free Rent:
Free rent represents the estimated base rent forgone during the period while a tenant occupies a space but does not pay any base rent. Such amount is calculated for a given space as the monthly contractual base rent amount of the first month following the free rent period multiplied by the number of months of abated rent. For any period in which a space is occupied for less than a full month, if occupancy begins prior to the 16th of the month, a full month of free rent is included in the calculation, and if occupancy begins on or after the 16th of the month, no free rent would be included in the calculation for that month.
GAAP:
United States generally accepted accounting principles.

Land Held:
Land Held that is not intended to be improved or developed in the near future.

Net Effective Rent:
Average monthly base rental income over the term of the lease, calculated on a straight-line basis.

Third Quarter 2016 Supplemental Reporting Package	Page 21

Definitions (continued)

Net Operating Income (“NOI”):
NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to NOI: (amounts in thousands)
Net income attributable to common stockholders	$15,560	$8,457	$73,369	$55,499
Net income attributable to noncontrolling interests	829	622	3,938	6,882
Income tax expense and other taxes	222	241	510	712
Interest and other (income) expense	(18)	42	(581)	71
Interest expense	15,773	13,078	47,830	40,591
Equity in earnings of unconsolidated joint ventures, net	(1,164)	(4,493)	(2,983)	(6,336)
General and administrative expense	7,370	7,720	20,990	24,912
Real estate related depreciation and amortization	40,273	39,431	120,244	116,876
Impairment losses	—	371	—	371
Development profit, net of taxes	—	—	—	(2,627)
Gain on dispositions of real estate interests	—	—	(43,052)	(41,086)
Casualty gain	(2,440)	—	(2,278)	—
Institutional capital management and other fees	(341)	(333)	(1,039)	(1,134)
Total NOI	76,064	65,136	216,948	194,731
Less NOI – non-same store properties	(10,996)	(4,675)	(38,482)	(23,519)
Same store NOI	65,068	60,461	178,466	171,212
Less revenue from lease terminations	(249)	(1,184)	(901)	(1,946)
Add early termination straight-line rent adjustment	30	348	162	255
Same store NOI, excluding revenue from lease terminations	64,849	59,625	177,727	169,521
Less straight-line rents, net of related bad debt expense	(764)	(954)	(3,403)	(2,950)
Less amortization of above/(below) market rents	(568)	(702)	(1,679)	(1,865)
Same store Cash NOI, excluding revenue from lease terminations	$63,517	$57,969	$172,645	$164,706

Third Quarter 2016 Supplemental Reporting Package	Page 22

Definitions (continued)

Proforma Cash NOI:
DCT Industrial considers Proforma Cash NOI to be a useful measure to assist investors and analysts in estimating the fair value of certain assets of our Company.  The assessment of Proforma Cash NOI is subjective in that it involves estimates and assumptions and can be calculated using various methods. DCT Industrial’s Proforma Cash NOI may not be comparable to that of other real estate companies.

For the Three Months Ended September 30, 2016
Reconciliation of net income attributable to common stockholders to Proforma Cash NOI: (amounts in thousands)
Net income attributable to common stockholders	$15,560
Net income attributable to noncontrolling interests	829
Income tax expense and other taxes	222
Interest and other income	(18)
Interest expense	15,773
Equity in earnings of unconsolidated joint ventures, net	(1,164)
General and administrative expense	7,370
Real estate related depreciation and amortization	40,273
Casualty gain	(2,440)
Institutional capital management and other fees	(341)
Total NOI	76,064
Less:
Revenue from lease terminations	(249)
Straight-line rents, net of related bad debt expense	(5,245)
Net amortization of below market rents	(670)
Cash NOI, excluding revenue from lease terminations	69,900
Proportionate share of Cash NOI from unconsolidated joint ventures(1)	3,357
Proportionate share of Cash NOI relating to noncontrolling interests	(495)
Cash NOI attributable to common stockholders	72,762

NOI adjustments to normalize Cash NOI:
Partial quarter adjustment for properties acquired	454
Partial quarter adjustment for development and redevelopment properties stabilized	959
Development and redevelopment properties not yet placed in operation	(94)
NOI adjustments, net	1,319
Proforma Cash NOI	$74,081

(1)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Unconsolidated Joint Ventures definition for additional information.

Projected Investment:
An estimate of total expected costs to stabilize properties in accordance with GAAP.

Projected Stabilized Yield:
Calculated as projected stabilized NOI divided by total projected investment for developments and redevelopments.

Purchase Price:
Contractual price agreed upon by the owner and buyer for the transfer of property.

Redevelopment:
Represents assets acquired with the intention to reposition or redevelop. May include buildings taken out of service for redevelopment where we change its use and/or enhance its functionality.

Retention:
Calculated as (retained square feet + relocated square feet) / ((retained square feet + relocated square feet + expired square feet) - (square feet of vacancies anticipated at acquisition + month-to-month square feet + bankruptcy square feet + early terminations)).

Sales Price:
Contractual price of real estate sold.

Same Store NOI Growth:
Same Store NOI Growth is calculated by dividing the change in NOI applicable to same store properties only, period over period, by the preceding period's same store properties' NOI.

Third Quarter 2016 Supplemental Reporting Package	Page 23

Definitions (continued)

Same Store Properties:
Same Store Properties are determined independently for each period presented, quarter-to-date and year-to-date, by including all consolidated operating properties that have been owned for the entire current and prior period presented. We consider NOI from Same Store Properties to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for comparable periods.

Scheduled Principal Amortization:
The aggregate amount of scheduled principal payments required to be made during the period, excluding optional prepayments, balloon payments and scheduled principal payments which are not amortized through periodic installments of principal and interest over the term of the debt.

Square Footage Period Changes (in thousands):

Total operating properties square feet as of June 30, 2016	63,435
Acquisitions	638
Developments and redevelopments stabilized and placed into operation	724
Operating properties placed into redevelopment	(115)
Miscellaneous	1
Total operating properties square feet including assets held for sale as of September 30, 2016	64,683

Total projects under development square feet as of June 30, 2016	3,272
Construction starts	796
Pre-development construction starts pre-leased	370
Developments stabilized and placed into operation	(795)
Total projects under development square feet as of September 30, 2016	3,643

Total projects under redevelopment square feet as of June 30, 2016	823
Redevelopments stabilized and placed into operation	(320)
Operating properties placed into redevelopment	115
Total projects under redevelopment square feet as of September 30, 2016	618
Stabilized:
Buildings are generally considered stabilized when 90% occupied.

Stock-based Compensation Amortization Expense:
Represents the non-cash amortization of the cost of employee services received in exchange for an award of an equity instrument based on the award's fair value on the grant date and amortized over the vesting period, presented net of amounts capitalized.

Straight-Line Basis Rent Growth:
Straight-Line Basis Rent Growth is the percentage change in monthly Net Effective Rent, as defined below, compared to the Net Effective Rent of the comparable lease. New leases where there were no prior comparable leases or materially different lease structures are excluded.

Turnover Costs:
Turnover Costs are comprised of the costs incurred or capitalized for improvements of vacant and renewal spaces, as well as the commissions paid and costs capitalized for leasing transactions. The amount indicated for leasing statistics represents the total Turnover Costs expected to be incurred on the leases signed during the period and do not reflect actual expenditures for the period.

Unconsolidated Joint Ventures:
We present certain measures in this report on a proportionate share basis which represents DCT Industrial’s share of the measure from our unconsolidated joint ventures. We believe that these measures provide useful information to investors regarding our financial condition and/or results of operations because they include DCT Industrial’s share of the applicable amount from unconsolidated joint ventures. DCT Industrial has non-controlling interests in a number of unconsolidated joint ventures and we believe that presenting various measures in this manner help investors better understand DCT Industrial’s financial condition and/or results of operations after taking into account our economic interest in these joint ventures. Our economic interest (as distinct from our legal ownership interest) may fluctuate from time to time and may not wholly align with our legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, DCT Industrial does not control our unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent our legal claim or obligation for such items.

Third Quarter 2016 Supplemental Reporting Package	Page 24